UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 10, 2005

NATIONAL INSTRUMENTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25426

Delaware	74-1871327
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation)	Identification No.)

11500 North MoPac Expressway, Austin, TX 78759
(Address of Principal Executive Offices, Including Zip Code)

(512) 338-9119
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act( 17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 10, 2005, the stockholders of National Instruments Corporation (“NI”) approved and adopted the 2005 Incentive Plan (the “2005 Plan”) as presented at the NI 2005 annual meeting of stockholders upon the recommendation of the Board of Directors. The 2005 Plan replaces NI’s Amended and Restated 1994 Incentive Plan (the “1994 Plan”), which expires in May 2005, and provides for the grant of restricted stock and restricted stock units to eligible employees, directors and consultants. The Board of Directors authorized and reserved for issuance under the 2005 Plan 2,700,000 shares of Common Stock, plus the number of shares reserved but unissued under the 1994 Plan and any shares returned to the 1994 Plan as a result of termination of options or repurchase of shares issued under the 1994 Plan. The 2005 Plan is attached as Exhibit A to NI’s proxy statement dated and filed on April 4, 2005, prepared in connection with the 2005 annual meeting, and the material terms of the Plan are summarized in that proxy statement under the heading “Summary of the 2005 Plan.” Exhibit A to the proxy statement and the information contained under the above referenced heading in the proxy statement are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibit

Exhibit	Description
10.1	National Instruments Corporation's 2005 Incentive Plan*
*	Incorporated by reference to Exhibit A of the National Instruments Corporation proxy statement dated and filed on April 4, 2005.

Signature(s)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2005	NATIONAL INSTRUMENTS CORPORATION By: /s/ David G. Hugley David G. Hugley Vice President & General Counsel Secretary